Exhibit 8.1

200 Clarendon Street Boston, MA 02116 United States +1 617 385 7500 www.kirkland.com	Facsimile: +1 617 385 7501

Feburary 8, 2019

OneSpaWorld Holdings Limited

c/o Steiner Leisure Limited

770 South Dixie Highway

Coral Gables, Florida 33146

Ladies and Gentleman:

We are United States tax counsel to OneSpaWorld Holdings Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (“OSW Holdings”), in connection with the preparation of the registration statement on Form S-4 (as amended or supplemented as of February 8, 2019, the “Registration Statement”) (Registration No. 333-228359) originally filed with the Securities and Exchange Commission (the “Commission”) on November 13, 2018, under the Securities Act of 1933, as amended (the “Securities Act”), by OSW Holdings. The Registration Statement relates to the registration of (i) 33,000,000 shares of common stock issued by OSW Holdings, $0.0001 par value per share (“OSW Holdings Common Stock”) and (ii) 16,500,000 warrants to purchase shares of OSW Holdings Common Stock, in each case as described in the Registration Statement.

The Registration Statement is being filed in connection with the transactions (the “Business Combination”) contemplated by the Business Combination Agreement (the “Business Combination Agreement”), dated as of November 1, 2018 and as amended on January 7, 2019, by and among Steiner Leisure Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (“Steiner Leisure”), Steiner U.S. Holdings, Inc., a Florida corporation, Nemo (UK) Holdco, Ltd., a limited company formed under the laws of England and Wales, Steiner UK Limited, a limited company formed under the laws of England and Wales, Steiner Management Services LLC, a Florida limited liability company, Steiner Leisure, in its capacity as representative of Sellers, Haymaker Acquisition Corp., a Delaware corporation (“Haymaker”), OSW Holdings, Dory US Merger Sub, LLC, a Delaware limited liability company, Dory Acquisition Sub, Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas, Dory Intermediate LLC, a Delaware limited liability company, and Dory Acquisition Sub, Inc., a Delaware corporation.

Capitalized terms not otherwise defined herein shall have the same meanings attributed to such terms in the Registration Statement.

Beijing     Boston     Chicago     Dallas     Hong Kong     Houston     London     Los Angeles     Munich     Palo Alto     San Francisco     Shanghai     Washington, D.C.

OneSpaWorld Holdings Limited

Feburary 8, 2019

You have requested our opinion concerning the discussion set forth in the section entitled “Material U.S. Federal Income Tax Considerations” in the Registration Statement. In providing this opinion, we have assumed (without any independent investigation or review thereof) that:

a.    All original documents submitted to us (including signatures thereto) are authentic, all documents submitted to us as copies conform to the original documents, all such documents have been duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof, and all parties to such documents had or will have, as applicable, the requisite corporate powers and authority to enter into such documents and to undertake and consummate the Business Combination;

b.    All factual representations, warranties and statements made or agreed to by the parties to the Business Combination Agreement, the Sponsor Support Agreement, the Subscription Agreements, the Stock Purchase Agreements, and the other agreements referred to therein or otherwise relating to the relating to the Business Combination (collectively, the “Agreements” and, together with the Registration Statement and the Proxy Statement/Prospectus, the “Documents”), and in the representation letters provided to us by Haymaker, Steiner Leisure, and OSW Holdings, are true, correct and complete as of the date hereof without regard to any qualification as to knowledge, belief, or otherwise;

c.    The description of the Business Combination in the Registration Statement and the Proxy Statement/Prospectus is accurate, the Business Combination will be consummated in accordance with such description and with the Business Combination Agreement and the other Agreements, without any waiver or breach of any material provision thereof, and the Business Combination will be effective under applicable corporate law as described in the Business Combination Agreement and the other Agreements; and

d.    The Business Combination Agreement, the Sponsor Support Agreement, the Subscription Agreements and the Stock Purchase Agreements represent the entire understanding of the parties with respect to the Business Combination, there are no other written or oral agreements regarding the Business Combination other than such Agreements and none of the material terms and conditions thereof have been or will be waived or modified (other than pursuant to the BCA Amendment and the SSA Amendment).

This opinion is based on current provisions of the U.S. Internal Revenue Code of 1986. as amended (the “Code”), the U.S. Treasury regulations promulgated thereunder, and the interpretation of the Code and such regulations by the courts and the U.S. Internal Revenue Service, in each case, as they are in effect and exist at the date of this opinion. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. Any change that is made after the date hereof in any of the foregoing bases for our opinion, or any inaccuracy in the facts or

OneSpaWorld Holdings Limited

Feburary 8, 2019

assumptions on which we have relied in issuing our opinion, could adversely affect our conclusion. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention. No opinion is expressed as to any transactions other than the Business Combination, or any matter other than those specifically covered by this opinion.

Based upon the foregoing, we confirm that the statements set forth in the Registration Statement under the heading “Material U.S. Federal Income Tax Considerations,” insofar as they address the material U.S. federal income tax considerations for beneficial owners of Haymaker common stock and Haymaker warrants of (i) electing to have their Haymaker common stock redeemed for cash if the Business Combination is completed, (ii) the Business Combination, and (iii) the ownership and disposition of OSW Holdings common stock and OSW Holdings warrants that are received by them pursuant to the Business Combination, and discuss matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, and except to the extent stated otherwise therein, are our opinion, subject to the assumptions, qualifications and limitations stated herein and therein.

This opinion is furnished to you solely for use in connection with the Registration Statement. This opinion is based on facts and circumstances existing on the date hereof. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Kirkland & Ellis LLP
Kirkland & Ellis LLP